UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 8, 2020

NEURONETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38546	33-1051425
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3222 Phoenixville Pike, Malvern, PA	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 640-4202

Not applicable.

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name on each exchange on which registered
Common Stock ($0.01 par value)	STIM	The Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05 Costs Associated With Exit or Disposal Activities.

On April 8, 2020, Neuronetics, Inc. (the “Company”) adopted a plan to significantly reduce operating expenses in connection with the COVID-19 pandemic and the resulting economic downturn (the “Plan”). The Plan included a significant reduction in force across all functions within the Company (the “RIF”).

In the second quarter of 2020, the Company will pay and record one-time separation-related charges for the RIF equal to approximately $2.4 million. The Company estimates that the Plan will produce net savings of approximately $18 million through December 31, 2020. The separation-related charges and cost savings that the Company expects to incur or realize in connection with the Plan are subject to a number of assumptions, and actual results may differ materially. The Company may also incur other charges or cash expenditures not currently contemplated due to events that may occur as a result of, or associated with, the Plan.

This Current Report on Form 8-K contains forward-looking statements, including, without limitation, statements related to the estimated separation-related charges and cost savings in connection with the Plan. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from the Company’s historical experience and its present expectations or projections. These risks and uncertainties include, without limitation, risks and uncertainties related to: the impact of the COVID-19 pandemic on general political and economic conditions, including as a result of efforts by governmental authorities to mitigate the COVID-19 pandemic, such as travel bans, shelter in place orders and third-party business closures and resource allocations, manufacturing and supply chains and patient access to commercial products; the Company’s ability to execute its business continuity, operational and budget plans in light of the COVID-19 pandemic; the Company’s ability to achieve or sustain profitable operations due to its history of losses; the Company’s reliance on the sale and usage of its NeuroStar Advanced Therapy System to generate revenues; the scale and efficacy of the Company’s salesforce; availability of coverage and reimbursement from third-party payors for treatments using the Company’s products; physician and patient demand for treatments using the Company’s products; developments in respect of competing technologies and therapies for the indications that the Company’s products treat; product defects; the Company’s ability to obtain and maintain intellectual property protection for its technology; developments in clinical trials or regulatory review of NeuroStar Advanced Therapy System for additional indications; and developments in regulation in the United States and other applicable jurisdictions. For a discussion of these and other related risks, please refer to the Company’s recent United States Securities and Exchange Commission (“SEC”) filings which are available on the SEC’s website at www.sec.gov. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this press release. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in the Company’s expectations.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director. On April 8, 2020, Stephen Campe informed the board of directors (the “Board”) of his intent not to stand for reelection at the Company’s annual meeting of stockholders (the “Annual Meeting”) scheduled for May 26, 2020. Accordingly, Mr. Campe will retire from the Board, and his term as a director of the Company will end, at the conclusion of the Annual Meeting. Mr. Campe’s decision not to stand for reelection was not due to any disagreement with the Company. The Board has nominated John K. Bakewell to fill the Board seat to be vacated by Mr. Campe at the Annual Meeting. Information regarding Mr. Bakewell’s background and professional experience is set forth in the Company’s proxy statement filed with the SEC on April 13, 2020.

Transition Services Agreement. Effective on April 8, 2020, the Company and Christopher Thatcher, the Company’s former President and Chief Executive Officer, entered into a transition services agreement (the “Transition Services Agreement”), whereby Mr. Thatcher will provide transition services and advice as requested by the Company from time to time through May 1, 2020 (such period, the “Transition Period”). Following the Transition Period, Mr. Thatcher will cease to be employed by the Company.

Pursuant to the Transition Services Agreement, the Company will continue to pay Mr. Thatcher’s base salary at the rate of $535,000 per year, and Mr. Thatcher will continue to participate in the employee benefits for which he is eligible. Under the Transition Services Agreement, Mr. Thatcher has also agreed to a customary current release of claims against the Company and to execute a separation agreement and release in favor of the Company (the “Post-Employment Release”) following the Transition Period. The compensation to be paid to Mr. Thatcher under the Post-Employment Release is consistent with the compensation described in the Company’s Current Report on Form 8-K filed with the SEC on March 6, 2020, except that the required payment in respect of the 2020 bonus program will be paid in the second quarter of 2020 rather than the first quarter of 2021.

The foregoing description of the Transition Services Agreement and Post-Employment Release are qualified in their entirety by reference to the full text of the Transition Services Agreement and the Post-Employment Release contained as an exhibit therein, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Transition Services Agreement, dated as of April 8, 2020, by and between Neuronetics, Inc. and Christopher Thatcher

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEURONETICS, INC. (Registrant)

Date: April 13, 2020	By:	/s/ Stephen Furlong
	Name:	Stephen Furlong
	Title:	VP, Finance, Chief Financial Officer and Member of the Office of the President (Principal Financial and Accounting Officer)